UNITED STATES	OMB APPROVAL
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Lam Research Corp.

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LAM RESEARCH CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held November 3, 2005

To the Stockholders:

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders of Lam Research Corporation, a Delaware corporation (the “Company” or “Lam”), will be held on Thursday, November 3, 2005, 11:00 a.m., local time, at the principal executive offices of the Company at 4650 Cushing Parkway, Fremont, California 94538, for the following purposes:

1.	To elect directors to serve for the ensuing year, and until their successors are elected;

2.	To approve an amendment to the Lam 2004 Executive Incentive Plan (“2004 Incentive Plan”);

3.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending June 25, 2006; and

4.	To transact such other business as may properly come before the meeting, or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on September 9, 2005, are entitled to notice of and to vote at the meeting, and for any adjournment thereof.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to vote by proxy via telephone, Internet, or mail in accordance with the voting instructions on the proxy card. If you vote by mail, please mark, sign, and date the enclosed proxy card and return it as promptly as possible in the postage-prepaid and return-addressed envelope enclosed for that purpose. Any stockholder of record attending the meeting may vote in person, even if the stockholder has previously returned a proxy. Stockholders who wish to cast their votes at the meeting must attend in person. A simultaneous webcast will be available on Lam’s web site at www.lamrc.com for stockholders who cannot attend in person and wish to listen to the Annual Meeting and any discussion by management immediately after its adjournment.

By Order of the Board of Directors,
George M. Schisler, Jr.
Assistant Secretary

Fremont, California
October 3, 2005

YOUR VOTE IS IMPORTANT
In order to assure your representation at the meeting, you are requested to vote by proxy via telephone, Internet, or mail in accordance with the voting instructions on the proxy card. If you vote by mail, you should mark, sign, and date the enclosed proxy card as promptly as possible and return it in the enclosed return-addressed envelope.

LAM RESEARCH CORPORATION

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held November 3, 2005

LAM RESEARCH CORPORATION

PROXY STATEMENT FOR 2005 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of Lam Research Corporation, a Delaware corporation (the “Company” or “Lam”), for use at the Annual Meeting of Stockholders to be held Thursday, November 3, 2005, at 11:00 a.m., local time (the “Annual Meeting”), or for any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the principal executive offices of the Company at 4650 Cushing Parkway, Fremont, California 94538. The Company’s telephone number at that location is (510) 572-0200. Stockholders who wish to cast their votes in person must attend the meeting. For those stockholders who cannot attend in person and wish to listen to the proceedings, the Annual Meeting and any discussion by management after its adjournment will be available via simultaneous webcast. The webcast may be accessed via the Lam Internet web site (www.lamrc.com) by locating the link in the Investor Relations section of the web site.

These proxy solicitation materials will be mailed on or about October 3, 2005 to all stockholders entitled to vote at the meeting. A copy of Lam’s 2005 Annual Report to Stockholders accompanies this Proxy Statement.

Record Date and Principal Share Ownership

Stockholders of record at the close of business on September 9, 2005, are entitled to receive notice of and to vote at the Annual Meeting. At the record date, 135,993,802 shares of the Company’s Common Stock were outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, attending the Annual Meeting in and of itself does not constitute a revocation of a proxy.

Voting and Solicitation

Each stockholder voting on Proposal No. 1, the election of directors, may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected (eight at this meeting) multiplied by the number of shares held by such stockholder, or distribute the stockholder’s votes on the same principle among as many candidates as the stockholder deems appropriate. However, votes cannot be cast for more than eight candidates. No stockholder shall be entitled to cumulate votes for a candidate unless the candidate’s name has been placed in nomination prior to the voting.

Where no vote is specified or where a vote FOR all nominees is marked, the cumulative votes represented by a proxy will be cast, unless contrary instructions are given, at the direction of the proxy holders in order to elect as many nominees as believed possible under the then-prevailing circumstances. If a stockholder desires to cumulate his or her votes, the accompanying proxy card should be marked to indicate clearly that the stockholder desires to exercise the right to cumulate votes and should specify how the votes are to be allocated among the nominees for directors. For example, a stockholder may write next to the name of the nominee or nominees for whom the stockholder desires to cast votes the number of votes to be cast for such nominee or nominees. Alternatively, without exercising his or her right to vote cumulatively, a stockholder may instruct the proxy holders not to vote for one or more nominees by writing the name(s) of such nominee or nominees on the space provided on the proxy card. Unless indicated to the contrary in the space provided on the proxy card, if a stockholder withholds authority to vote for one or more nominees, all cumulative votes of such stockholder will be distributed among the remaining nominees at the discretion of the proxy holders.

On all other matters, each share has one vote.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the “Inspector”). The Inspector will also determine whether or not a quorum is present. The eight candidates for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. The approval of Proposal No. 2 (amendment of Lam 2004 Executive Incentive Plan) and Proposal No. 3 (ratification of the appointment of the independent registered public accounting firm for the Company for the current fiscal year) will require the affirmative vote of a majority of the shares of the Company’s Common Stock present or represented and entitled to vote with respect to such matters. The final voting results will be made available on the Company’s web site (www.lamrc.com) via the Investor Relations page within fourteen days after the Annual Meeting.

In general, Delaware law provides that a quorum consists of a majority of the shares entitled to vote at the Annual Meeting. Abstentions will be treated as shares that are present or represented and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. Thus, abstentions will have the same effect in this regard as negative votes. Any proxy that is properly dated, executed, and returned using the method or form of proxy enclosed will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for the election of directors, for approval of the amendment to the Lam 2004 Executive Incentive Plan, and for ratification of the appointment of the designated independent registered public accounting firm, and, with respect to any other matter or matters that may come before the meeting, as the proxy holders deem advisable in accordance with their reasonable judgment.

If a broker indicates on the enclosed proxy or its substitute that he or she does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), or with respect to shares as to which proxy authority has been withheld with respect to a matter, those shares will be counted as present in determining whether a quorum for the meeting is present but will not be considered as present or represented with respect to that matter. Thus, once it is determined that a quorum is present at the Annual Meeting, broker non-votes will have no effect on either of the three proposals being voted on at the Annual Meeting. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

Employee participants in the Company’s Savings Plus Plan, Lam Research 401(k) (the “401(k) Plan”) who held Company stock in their personal 401(k) Plan accounts as of the record date are being provided with this Proxy Statement as a 401(k) Plan participant so that each such stockholder may vote his or her interest in the Company’s Common Stock as held in the 401(k) Plan. Upon receipt of properly marked and returned proxies, Lam Research Corporation as the 401(k) Plan Administrator, or the 401(k) Plan trustee, will vote the aggregate voted proxies of the 401(k) Plan participants in accordance with the proxies received. If a 401(k) Plan participant does not vote his or her interest with respect to the proposals to be voted on at this year’s Annual Meeting, then those non-voted shares will not be voted.

The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers, and regular employees, without additional compensation, personally or by telephone or other communication means.

Stockholder Proposals to be Included in the Company’s 2006 Proxy Statement

Pursuant to Rule 14a-8(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), some stockholder proposals may be eligible for inclusion in the Company’s 2006 proxy statement. Any such proposal must be received by the Company no later than June 12, 2006. Stockholders interested in submitting such a proposal are advised to contact counsel familiar with the detailed requirements of the applicable securities rules.

Stockholder Proposals and Nominations to be Voted on at 2006 Annual Meeting

Stockholders of the Company may submit proposals, in addition to Rule 14a-8(e) proposals referred to above, that they believe should be voted on at an annual meeting or nominate persons for election to the Board of Directors (the “Board”).

In accordance with the Company’s bylaws, any such proposal or nomination for the 2006 annual meeting, currently scheduled for November 9, 2006, must be submitted in writing and received by the Secretary of the Company no earlier than August 10, 2006, and no later than September 10, 2006.

A stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) is to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice, and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

Proposals or nominations that do not meet the requirements will not be entertained at the annual meeting. Submissions or questions should be sent to: George M. Schisler, Jr., Office of the Secretary, Lam Research Corporation, 4650 Cushing Parkway, Fremont, California 94538.

Stockholder nominations for director will be evaluated by Lam’s Nominating/Governance Committee in accordance with substantially the same criteria and procedures as candidates identified by the Board, its Nominating/Governance Committee, or other sources. See the section entitled “Corporate Governance” below.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees

A board of eight directors is to be elected at the Annual Meeting. By a resolution duly adopted by the Board pursuant to the bylaws of the Company, and effective as of June 27, 2005, the Board of Directors has fixed the number of directors at eight. The proxies cannot be voted for a greater number of persons than the eight nominees named below. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s eight nominees named below, each of whom is currently a director of the Company. If any nominee of the Company should decline or be unable to serve as a director as of the time of the Annual Meeting, the proxies will be voted for any substitute nominee designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and in such event the specific nominees to be voted for will be determined by the proxy holders. Discretionary authority to cumulate the votes held by the proxy holders is solicited by this Proxy Statement. The term of office of each person elected as a director will continue until a successor has been elected and qualified or until his/her earlier resignation or removal.

The Board, upon the recommendation of the Nominating/Governance Committee, has nominated the following individuals for election to the Board of Directors in accordance with the criteria and procedures discussed below in “Corporate Governance.”

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR”
EACH OF THE EIGHT NOMINEES FOR DIRECTOR SET FORTH BELOW.

The following table sets forth certain information concerning the nominees, which is based on data furnished by them:

Nominees for Director	Age	Director Since	Principal Occupation and Business Experience During Past Five Years
James W. Bagley	66	1997
Mr. Bagley is the Executive Chairman of the Board of Directors. He has been a director of the Company since the merger of Lam and OnTrak Systems, Inc., in August 1997, and has served as Chairman of the Board since September 1, 1998. Mr. Bagley was appointed to the office of Executive Chairman on June 27, 2005. From August 1997 until June 27, 2005, Mr. Bagley served as Chief Executive Officer (CEO) of the Company. From June 1996 to August 1997, Mr. Bagley served as Chairman of the Board and Chief Executive Officer of OnTrak Systems, Inc. He was formerly Chief Operating Officer and Vice Chairman of the Board of Applied Materials, Inc., where he also served in other senior executive positions during his 15-year tenure. Mr. Bagley held various management positions at Texas Instruments, Inc., before he joined Applied Materials. Mr. Bagley is also currently a director of Micron Technology, Inc. and Teradyne, Inc.

Nominees for Director	Age	Director Since	Principal Occupation and Business Experience During Past Five Years
David G. Arscott (1)	61	1980
Mr. Arscott has been a director of the Company since 1980, and was Chairman of the Board of Directors from 1982 to 1984. He is currently, and has been since 1988, a General Partner of Compass Technology Group, an investment management firm. From 1978 to 1988, Mr. Arscott was a Managing General Partner of Arscott, Norton & Associates, a venture capital firm.

Robert M. Berdahl (2,3)	68	2001
Dr. Berdahl has been a director of the Company since January 2001. Dr. Berdahl is currently, and has been since 2004, a Professor in the History Department of the University of California, Berkeley. He is also a Professor of Public Policy in the Goldman School of Public Policy, UC Berkeley. He is the former Chancellor of the University of California, Berkeley, which position he held from 1997 to June 2004. From 1993 to 1997, Dr. Berdahl was President of the University of Texas at Austin, and from 1986 to 1993, he was Vice Chancellor of Academic Affairs of the University of Illinois at Urbana-Champaign.

Richard J. Elkus, Jr. (1,3)	70	1997
Mr. Elkus has been a director of the Company since August 1997. He is currently, and has been since 1996, Chairman of Voyan Technology. From February 1994 until April 1997, Mr. Elkus was Vice Chairman of the Board of Tencor Instruments, Inc. From February 1994 to September 1996, Mr. Elkus was Executive Vice President of Tencor Instruments. He is also currently a director of KLA-Tencor Corporation, Virage Logic Corporation, and SOPRA S.A.

Jack R. Harris (2)	63	1982
Mr. Harris has been a director of the Company since 1982. Mr. Harris is currently, and since 1999 has been, Chairman of HT, Inc. and Innovative Robotics Solutions. From 1986 until September 1999, Mr. Harris was Chairman, Chief Executive Officer, and President of Optical Specialties, Inc. Mr. Harris is also currently a director of L-3 ILEX Systems and Metara, Inc.

Grant M. Inman (1,3)	63	1981
Mr. Inman has been a director of the Company since 1981. Mr. Inman is currently, and since 1998 has been, a General Partner of Inman Investment Management. From 1985 until 1998, Mr. Inman was a General Partner of Inman & Bowman, a venture capital investment partnership. Mr. Inman is also currently a director of Paychex, Inc. and Wind River Systems, Inc., and a Trustee of the University of California Berkeley Foundation.

Nominees for Director	Age	Director Since	Principal Occupation and Business Experience During Past Five Years
Stephen G. Newberry	52	2005
Mr. Newberry has been a director of the Company since his appointment on June 27, 2005. Mr. Newberry is the Chief Executive Officer and President of the Company, positions he has held since June 27, 2005. He served as the President and Chief Operating Officer of the Company from July 1998 until his appointment as CEO in June 2005. Mr. Newberry held the positions of Executive Vice President and Chief Operating Officer from the time he joined the Company in August 1997 until July 1998. Prior to joining the Company, Mr. Newberry held a variety of management positions at Applied Materials, Inc., during a 17-year tenure, including Group Vice President of Global Operations & Planning. Mr. Newberry is also a director of Nextest Systems Corporation and Semiconductor Equipment & Materials Institute (SEMI), the industry’s trade association.

Seiichi Watanabe (*)	64	2005
Dr. Watanabe has been a director of the Company since his appointment on February 17, 2005. Dr. Watanabe is the Executive General Manager, Research & Development, for Terumo Corporation of Japan, which position he has held since July 1, 2005. From June 2004 until June 2005, Dr. Watanabe served as an Advisor to Sony Corporation following his retirement from Sony in June 2004. During his tenure at Sony, Dr. Watanabe served as Executive Vice President of Environmental Affairs (2002–04), President of Frontier Science Laboratories (Sony) (1998–2002), President of the Semiconductor Company at Sony (1993–98), and Director of the Research Center (1989–93).

(1)	Member of Audit Committee.

(2)	Member of Compensation Committee.

(3)	Member of Nominating/Governance Committee.

*  Dr. Watanabe was initially recommended to the Board for consideration as a director nominee by one of the Company’s non-management directors. The Company did not retain or pay a fee to any third party to identify or evaluate potential nominees.

CORPORATE GOVERNANCE

Lam’s Board of Directors and management are committed to responsible corporate governance to ensure that the Company is managed for the long-term benefit of its stockholders. To that end, the Board of Directors and management periodically review and update, as appropriate, the Company’s corporate governance policies and practices. In doing so, the Board and management review published guidelines and recommendations of institutional shareholder organizations and current best practices of similarly situated public companies. The Board and management also regularly evaluate and, when appropriate, revise Lam’s corporate governance policies and practices in accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and listing standards issued by the Securities and Exchange Commission (“SEC”) and The NASDAQ® Stock Market, Inc. (“NASDAQ”).

Corporate Governance Policies and Practices

Lam has instituted a variety of policies and practices to foster and maintain responsible corporate governance, including the following:

Corporate Governance Guidelines — The Company adheres to written Corporate Governance Guidelines, adopted by the Board and reviewed from time to time by the Nominating/Governance Committee, selected provisions of which are detailed below.

Corporate Code of Ethics — The Company maintains a Code of Ethics that applies to all Lam employees, officers, and members of the Board. A copy of the Code of Ethics is available on the Company’s web site (www.lamrc.com) via the Investor Relations page.

Global Standards of Business Conduct Policy — The Company maintains written standards of business conduct applicable to its employees worldwide.

Board Committee Charters — Each of Lam’s Audit, Compensation, and Nominating/Governance Committees has written charters adopted by Lam’s Board of Directors that establish practices and procedures for each committee in accordance with applicable corporate governance rules and regulations. Lam’s Audit Committee and Nominating/Governance Committee Charters are available on the Company’s web site (www.lamrc.com) via the Investor Relations page. The Audit Committee Charter is attached to this proxy statement as Appendix A.

Board Nomination Policies and Procedures

•	Board Membership Criteria — Lam’s Corporate Governance Guidelines provide that nominees for director are evaluated on the basis of a range of criteria, including (but not limited to) business and industry experience, wisdom, integrity, analytical ability, ability to make independent judgments, understanding of the Company’s business and competitive environment, willingness and ability to devote adequate time to Board duties, and other appropriate considerations. No director shall be nominated or re-nominated after having attained the age of seventy-five years, and no director may serve on more than a total of four boards of public companies (including the Company’s Board).

•	Nomination Procedure — The Nominating/Governance Committee is responsible for identifying, evaluating, and recommending candidates for election to the Board, with due consideration for recommendations made by other Board members, the CEO, stockholders, and other sources. In addition to the above criteria, the Nominating/Governance Committee also considers the appropriate balance of experience, skills, and characteristics desirable among the members of the Board. The independent members of the Board review the Nominating/Governance Committee recommendations and nominate candidates for election by the Company’s stockholders.

Director Independence

•	Requirements — Lam’s Corporate Governance Guidelines require that at least a majority of the Board shall be independent in accordance with NASDAQ rules and other applicable criteria for independence. In addition, no non-employee director may serve as a consultant or service provider to the Company without the approval of a majority of the independent directors.

•	Current Board Members — The Board determined at its August 2005 meeting that the following directors are independent in accordance with NASDAQ criteria for director independence: David Arscott, Robert Berdahl, Richard Elkus, Jr., Jack Harris, Grant Inman, and Seiichi Watanabe.

•	Board Committees — All members of each of the Company’s three standing committees — the Audit, Compensation, and Nominating/Governance Committees — are required to be independent in accordance with NASDAQ and other applicable criteria. See “Board Meetings and Committees” below for a description of the responsibilities of the Board’s standing committees.

•	Lead Independent Director — Pursuant to the Corporate Governance Guidelines, the Board may designate an independent director as the Lead Independent Director. Upon appointment, the Lead Independent Director is responsible for coordinating the activities of the independent members of the Board and acting as the principal liaison between the independent directors and the Executive Chairman and CEO when necessary and appropriate. Director Robert Berdahl has served as the Lead Independent Director since 2004.

•	Executive Sessions of Independent Directors — The Board and its standing committees periodically hold meetings of only the independent directors or Committee members without management present.

Board Access to Independent Advisors

•	The Board as a whole, and each of the Board committees separately, have authority to retain and terminate such independent consultants, counselors, or advisors to the Board as each shall deem necessary or appropriate.

Board Training and Self-Assessment

•	The Corporate Governance Guidelines provide that directors are expected to attend one or more training sessions or conferences to enhance their ability to fulfill their responsibilities. Each of the directors in fiscal year 2005 fulfilled this expectation. A majority of the directors attended at least one conference certified by an institutional investor services organization. From time to time, the Nominating/Governance Committee conducts a review of the functioning of the Board and the Board committees.

Director Stock Ownership

•	Pursuant to the Company’s Corporate Governance Guidelines, each director is expected to own at least 20,000 shares of common stock or vested options in the Company within a reasonable time after being elected a director.

Director Resignation or Notification Upon Change in Executive Officer Status

•	The Corporate Governance Guidelines provide that a director who is also an executive officer of the Company shall submit a resignation of his directorship to the Board if the officer ceases to be an executive officer of the Company.

•	The Corporate Governance Guidelines require that a non-employee director notify the Nominating/Governance Committee if such director experiences a change of executive position held at another company.

Shareholder Communications with Board of Directors

•	Direct Communications — Any stockholder desiring to communicate with the Board of Directors or with any director regarding the Company may write to the Board or the director, c/o George M. Schisler, Jr., Office of the Secretary, Lam Research Corporation, 4650 Cushing Parkway, Fremont, CA 94538. The Office of the Secretary will forward all such communications to the director(s). In addition, any stockholder, employee, or other person may communicate any complaint regarding any accounting, internal accounting control, or audit matter to the attention of the Board’s Audit Committee by sending written correspondence to: Lam Research Corporation, Attention: Board Audit Committee, P.O. Box 5010, Fremont, CA 94536.

•	Annual Meeting — The Company encourages and expects its directors to attend the annual meeting of stockholders each year. All of Lam’s then-current directors attended the 2004 annual meeting.

Additional Policies and Practices

In addition to the measures discussed above, the Company maintains various other policies and practices to promote responsible corporate governance, such as:

•	Preparation of a plan of succession for the offices of the CEO and other senior executives.

•	Periodic review of committee charters for each of the Audit, Compensation, and Nominating/Governance Committees which address corporate governance issues.

•	Evaluation and approval of the CEO’s and Executive Chairman’s compensation by the independent members of the Board, based on recommendations of the Compensation Committee.

•	Evaluation and determination of the compensation of other executive officers by the Compensation Committee.

•	Maintenance of disclosure control policies and procedures, including a Disclosure Control Committee.

•	Maintenance of a Compliance Committee, composed of the Chief Financial Officer and other Company managers and staff, for the purpose of identifying and addressing securities regulation compliance matters.

•	Maintenance of a procedure for receipt and treatment by the Audit Committee of anonymous and confidential employee complaints or concerns regarding audit or accounting matters.

•	Comparison by the Board and its committees of the Company’s corporate governance policies with industry best practices and those of its peers.

•	Availability of final proxy vote results on the Lam web site promptly following final compilation of the voting results.

Termination of Stockholder Rights Plan

During fiscal year 2005, the Board of Directors adopted a resolution that accelerated the expiration of the Company’s Stockholder Rights Plan (a so-called “poison pill”), upon a determination by the Company that the Stockholder Rights Plan was no longer necessary to protect its stockholders’ interests. The expiration was effective as of February 28, 2005.

Board Meetings and Committees

The Board of Directors of the Company held a total of seven regularly scheduled or special meetings during the fiscal year ended June 26, 2005. All of the then-directors attended at least 75% of the aggregate number of Board meetings and meetings of Board committees on which they are a member.

The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating/Governance Committee.

During fiscal year 2005, the Audit Committee consisted of Messrs. Arscott, Elkus, and Inman. All Audit Committee members are independent, non-employee directors. The Audit Committee held sixteen meetings during fiscal year 2005. The Audit Committee appoints and provides for the compensation of the Company’s independent registered public accounting firm, oversees and evaluates the work and performance of the independent registered public accounting firm, reviews the scope of the audit, considers comments made by the independent registered public accounting firm with respect to accounting procedures and internal controls and the consideration given thereto by the Company’s management, approves in accordance with applicable securities laws all professional services to be provided to the Company by its independent registered public accounting firm, reviews internal accounting procedures and controls with the Company’s financial and accounting staff, oversees a procedure that provides for the receipt, retention and treatment of complaints received by the Company and for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters, reviews and approves all related party transactions, and performs related duties as set forth in applicable securities laws, NASDAQ corporate governance guidelines, and the Committee charter. The Lam Board of Directors has determined that Mr. Elkus is an Audit Committee financial expert and that Mr. Elkus is independent in accordance with the NASDAQ criteria for director independence.

During fiscal year 2005, the Compensation Committee consisted of Messrs. Arscott, Berdahl, and Harris. Effective as of August 2005, the Compensation Committee consists of Messrs. Berdahl and Harris. All Compensation Committee members are independent, non-employee directors. The Compensation Committee held seven meetings during fiscal year 2005. The Compensation Committee recommends the salary level, incentives, and other forms of compensation for the Chief Executive Officer and the Executive Chairman, subject to approval by the independent members of the Board. It also approves salary levels, incentives, and other forms of compensation for the other executive officers of the Company. The Committee reviews and recommends to the Board all compensation arrangements applicable to the members of the Board. The Compensation Committee also reviews, recommends and approves, subject to stockholder and/or Board approval as required, the creation, amendment, or termination of certain equity-based compensation plans of the Company and such other compensation plans as the Board may designate. In addition, this Committee has authority with respect to grants of stock options, restricted stock and stock units, deferred stock, and performance share awards to officers and other employees of the Company.

During fiscal year 2005, the Nominating/Governance Committee consisted of Messrs. Berdahl, Elkus, and Inman. All Nominating/Governance Committee members are independent, non-employee directors. The Nominating/Governance Committee held three meetings during fiscal year 2005. This Committee recommends, for approval by the independent members of the Board, nominees for election as directors of the Company. Pursuant to the Committee’s charter and the Corporate Governance Guidelines, the Nominating/Governance Committee is also responsible for recommending the composition of Board committees for approval by the Board, reviewing and assessing the Corporate Governance Guidelines from time to time and recommending changes for approval by the Board, reviewing the functioning of the Board and its committees and reporting the evaluation to the Board, and reviewing the suitability of each director for continuing service on the Board.

In August 2005, the Nominating/Governance Committee recommended for Board approval, and the Board approved, the nominees for director of the Company as set forth in Proposal No. 1 above. The Nominating/Governance Committee recommended the nominees for director in accordance with the criteria and procedures set forth above in “Board Nomination Policies and Procedures.”

The Nominating/Governance Committee will consider for nomination persons properly nominated by stockholders in accordance with the same policies and criteria as are applied to other nominees. In order for the Nominating/Governance Committee to consider the nomination of a person submitted by a stockholder for next year’s annual meeting, such nomination must be made in accordance with the Company’s bylaws and other procedures described above in the section captioned “Stockholder Proposals and Nominations to be Voted on at 2006 Annual Meeting.”

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth the beneficial ownership of shares of Common Stock of the Company by: (i) each person or entity whom, based on information obtained, the Company believes beneficially owned more than 5% of the Company’s Common Stock, and the address of each such person or entity (“5% stockholder”); (ii) each current director of the Company; (iii) each named executive officer (“named executive”) described below in the section of this proxy statement captioned “Executive Compensation and Other Information”; and (iv) all current directors and current executive officers as a group. With the exception of 5% stockholders, the information below concerning the number of shares beneficially owned is provided with respect to holdings as of September 9, 2005 (the Record Date), and, with respect to the 5% stockholders, the information below is provided with respect to holdings as of June 30, 2005, unless otherwise identified. The percentage is calculated using 135,993,802 as the number of shares outstanding as of September 9, 2005.

Name of Person or Identity of Group	Shares Beneficially Owned		Percent of Class
Wellington Management Company LLP 75 State Street Boston, Massachusetts 02109	19,404,175	(1)	14.27%
Barclays Global Investors, NA 45 Fremont Street San Francisco, California 94105	14,215,062	(1)	10.45%
Fidelity Management & Research Company One Federal Street Boston, Massachusetts 02110	13,315,852	(1)	9.79%
James W. Bagley	1,152,000	(2)	*
David G. Arscott	182,917	(2)	*
Robert M. Berdahl	55,500	(2)	*
Richard J. Elkus, Jr.	131,370	(2)	*
Jack R. Harris	146,330	(2)	*
Grant M. Inman	208,750	(2)	*
Seiichi Watanabe	0	(2)	*
Stephen G. Newberry	1,313,247	(2)	*
Nicolas J. Bright	418,101	(2,3)	*
Ernest E. Maddock	50,833	(2)	*
Steven A. Lindsay	93,058	(2)	*
All current directors and current executive officers as a group (12 persons)(4)	3,751,528	(2)	2.76%

* Less than one percent

(1)	This information was obtained from The NASDAQ Stock Market, Inc. With respect to Wellington Management Company, LLP and Fidelity Management & Research Company, the information was identified as representing the respective entities’ quarterly 13F filings with the SEC reflecting holdings as of June 30, 2005. With respect to Barclays Global Investors, NA, the information was identified as representing the entity’s quarterly 13G filing with the SEC reflecting holdings as of July 31, 2005.

(2)	Includes shares subject to outstanding options that are exercisable within 60 days after September 9, 2005, with respect to:

James Bagley	971,000	options	Stephen Newberry	1,313,247	options
David Arscott	135,000	options	Nicolas Bright	416,949	options
Robert Berdahl	55,500	options	Ernest Maddock	50,350	options
Richard Elkus, Jr.	99,000	options	Steven Lindsay	90,000	options
Jack Harris	135,000	options	Martin Anstice	58,500	options
Grant Inman	117,000	options	Abdi Hariri	22,500	options
Seiichi Watanabe	0	options

(3)	Includes 120 shares held in trust for Mr. Bright’s dependent children.

(4)	Current directors and current executive officers, as of September 9, 2005, include: Mr. Bagley, Mr. Arscott, Dr. Berdahl, Mr. Elkus, Mr. Harris, Mr. Inman, Dr. Watanabe, Mr. Newberry, Mr. Bright, Mr. Maddock, Mr. Anstice, and Mr. Hariri.

DIRECTOR COMPENSATION

Directors who are not employees of the Company customarily receive annual base retainers of $36,000. A base retainer of $36,000 was paid to each non-employee director in fiscal year 2005. Directors who serve as chair of a committee of the Board receive an additional $2,000 annual retainer. Additionally, non-employee directors receive $1,000 per committee meeting attended, provided that the meeting is attended in person and occurs on a day other than a day when a full board meeting is held.

In addition, each non-employee director is customarily granted on or about December 15 of each calendar year an option to purchase shares of the Company’s Common Stock under the Company’s Amended and Restated 1997 Stock Incentive Plan, at an exercise price per share equal to the fair market value of one share of the Company’s Common Stock on the date of grant. Each non-employee director then serving on the Board received a grant of 15,000 stock options on or about December 15, 2004. For each such stock option, the option has a term of ten years and is immediately exercisable upon grant. The plan provides that unexercised options may be exercisable for twelve months following termination of director status by death or disability.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

The following table provides, for the three fiscal years ended June 26, 2005, June 27, 2004, and June 29, 2003, respectively, certain summary information concerning compensation paid or accrued by the Company to or on behalf of (i) the Company’s then-Chief Executive Officer, James W. Bagley, and (ii) each of the four other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) (collectively, the “named executives”).

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Number of Securities Underlying Options (#)	All Other Compensation ($)
James W. Bagley	2005	656,240	1,183,000	14,070	—	4,500	(3)
Executive Chairman	2004	650,000	235,000	11,193	—	—
of the Board*	2003	429,883	—	1,726	501,000	—

Stephen G. Newberry	2005	615,385	1,200,000	5,928	—	1,274	(4)
Chief Executive Officer	2004	567,308	530,000	6,477	—	1,274	(4)
and President**	2003	501,635	33,000	2,823	285,250	1,292	(4)

Nicolas J. Bright	2005	387,315	520,113	4,532	—	7,960	(5)
Executive Vice President &	2004	351,950	260,000	4,600	—	5,683	(5)
G.M., Global Products***	2003	280,013	16,500	1,691	156,949	6,801	(5)

Ernest E. Maddock	2005	332,757	424,792	698	—	4,242	(6)
Group Vice President,	2004	283,385	180,000	474	—	3,994	(6)
Global Operations	2003	216,538	12,000	18	63,050	5,662	(6)

Steven A. Lindsay	2005	300,000	338,100	26	—	3,351	(7)
Group Vice President,	2004	169,235	160,000	—	—	5,300	(7)
Strategic Marketing****	2003	68,081	12,400	—	90,000	2,511	(7)

(1)	Includes amounts and bonuses earned in fiscal years 2005, 2004, and 2003, even if deferred at the election of the executive officer under the Company’s deferred compensation plans and the Company’s 401(k) Plan.

(2)	Reflects interest earned on deferred compensation, to the extent that the interest rate exceeded 120% of the applicable federal long-term rate.

(3)	Consists of the Company’s matching contributions to the Company’s 401(k) Plan in the amount of $4,500 for 2005.

(4)	Consists of Company-paid term life insurance premiums of $1,274 for 2005, $1,274 for 2004, and $1,292 for 2003.

(5)	Consists of the Company’s matching contributions to the Company’s 401(k) Plan in the amounts of $7,960 for 2005, $5,683 for 2004, and $6,801 for 2003.

(6)	Consists of the Company’s matching contributions to the Company’s 401(k) Plan in the amounts of $3,407 for 2005, $3,324 for 2004, and $5,193 for 2003; and Company-paid term life insurance premiums of $835 for 2005, $670 for 2004, and $469 for 2003.

(7)	Consists of the Company’s matching contributions to the Company’s 401(k) Plan in the amounts of $0 for 2005, $3,731 for 2004, and $2,042 for 2003; and Company-paid term life insurance premiums of $3,351 for 2005, $1,569 for 2004, and $469 for 2003.

*	Reflects Mr. Bagley’s current title. During fiscal year 2005, Mr. Bagley’s title was Chairman and Chief Executive Officer.

**	Reflects Mr. Newberry’s current title. During fiscal year 2005, Mr. Newberry’s title was President and Chief Operating Officer.

***	Reflects Mr. Bright’s current title. During fiscal year 2005, Mr. Bright’s title was Senior Vice President and General Manager, Global Products.

****	Reflects Mr. Lindsay’s current title. During fiscal year 2005, Mr. Lindsay’s title was Group Vice President, Global Sales and Corporate Marketing.

Stock Plans

No stock option grants were made to any of the named executives during fiscal year 2005. The Company does not presently grant stock appreciation rights (SARs).

The following table provides certain information concerning the exercise of options to purchase the Company’s Common Stock in the fiscal year ended June 26, 2005, and the unexercised options held as of June 26, 2005, by the named executives.

Aggregated Option Exercises by Named Executives in Last Fiscal Year,
and Fiscal Year-End Option Values

	No. of Shares Acquired on Exercise	Value Realized ($)(1)	No. of Unexercised Options at Fiscal Year-End		Value of Unexercised In-The-Money Options at Fiscal Year End(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
James W. Bagley	2,103,000	$30,657,014	971,000	1,000	$23,013,310	$12,740
Stephen G. Newberry	383,535	$9,206,413	1,323,812	277,253	$17,866,819	$2,536,894
Nicolas J. Bright	175,000	$3,452,574	441,949	126,949	$4,053,624	$448,330
Ernest E. Maddock	29,750	$469,148	50,350	31,850	$287,999	$228,911
Steven A. Lindsay	250,000	$3,262,154	30,000	200,000	$96,600	$1,552,368

(1)	Market value of underlying securities at exercise, minus the exercise price.

(2)	Market value of underlying securities at fiscal year-end, minus the exercise price.

Employment and Termination Agreements,
Change of Control Arrangements, and Retirement Benefits

Employment Agreement with Stephen G. Newberry

The Company and Mr. Newberry entered into an employment agreement effective January 1, 2003 (the “Newberry Agreement”).

The term of the Newberry Agreement is from January 1, 2003, through October 31, 2005, and will automatically extend for subsequent one-year periods without limit unless terminated by either Mr. Newberry or the Company in accordance with the provisions of the Newberry Agreement. The Newberry Agreement provides for a base salary, at a rate to be set at least annually by the Board of Directors. Under the Newberry Agreement, Mr. Newberry is entitled to participate in any performance incentive plan offered by the Company, in the Company’s executive deferred compensation plan(s), and in other benefit plans and compensation programs generally applicable to key executives of the Company.

In the event of involuntary termination without cause or a change in control of the Company followed by either involuntary termination or the acceptance of a position of materially lesser authority or responsibility offered to Mr. Newberry by the Company, or if the Company is acquired by another entity so that there will be no market for the Common Stock of the Company and the acquiring entity does not provide options comparable to unvested stock options held by Mr. Newberry, all unvested stock options granted to Mr. Newberry will automatically be accelerated in full so as to become fully vested. Mr. Newberry will have two years from the date of termination in which to exercise such options. If Mr. Newberry’s employment is involuntarily terminated without cause, he will be entitled to receive a lump sum payment equal to fifteen months of his then-annual base compensation, and the Company will pay for fifteen months of COBRA benefits following the date of termination. If Mr. Newberry resigns voluntarily, he is not entitled to receive any severance benefits under the Newberry Agreement.

The Newberry Agreement provides that for a period of six months following Mr. Newberry’s termination of employment with the Company, Mr. Newberry may not solicit any of the Company’s employees to become employed by any other business enterprise.

Employment Agreement with Nicolas J. Bright

Effective August 1, 2003, the Company and Mr. Bright entered into an employment agreement (the “Bright Agreement”).

The term of the Bright Agreement is from August 1, 2003, through January 31, 2006, and will automatically extend for subsequent one-year periods without limit unless terminated by either Mr. Bright or the Company in accordance with the provisions of the Bright Agreement. The Bright Agreement provides for a base salary, at a rate to be set at least annually by the Board of Directors. Under the Bright Agreement, Mr. Bright is entitled to participate in any performance incentive plan offered by the Company, in the Company’s executive deferred compensation plan(s), and in other benefit plans and compensation programs generally applicable to key executives of the Company.

In the event of a change in control of the Company, subject to certain conditions set forth in the Bright Agreement, or involuntary termination of Mr. Bright without cause, all unvested stock options granted to Mr. Bright will automatically be accelerated in full so as to become fully vested. Mr. Bright will have two years from the date of termination in which to exercise such options. If Mr. Bright’s employment is involuntarily terminated without cause, he will be entitled to receive a lump sum payment equal to fifteen months of his then-annual base compensation, and the Company will pay for fifteen months of COBRA benefits following the date of termination. If Mr. Bright resigns voluntarily, he is not entitled to receive any severance benefits under the Bright Agreement.

The Bright Agreement provides that for a period of six months following Mr. Bright’s termination of employment with the Company, Mr. Bright may not solicit any of the Company’s employees to become employed by any other business enterprise.

Change of Control Arrangements

In addition to the change of control provisions in the foregoing agreements, certain of the Company’s Stock Option Plans and its Employee Stock Purchase Plan provide, generally, that, upon a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, each outstanding option or right to purchase Common Stock shall be assumed, or an equivalent option or right substituted, by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the option or right or substitute an equivalent option or right, at the discretion of the plan administrator, some or all of the options granted under certain of the Stock Option Plans shall be accelerated so as to be fully exercisable, and all of the rights granted under the Employee Stock Purchase Plans shall be fully exercisable following the merger for a period from the date of notice by the Board of Directors. Following the expiration of such periods, the options and rights will terminate. Under certain other Stock Option Plans, the Plan Administrator may make other adjustments or provisions to compensate option holders.

Retirement Medical and Dental Benefits

Board members and executives who retire from the Company and who meet certain age and service requirements are allowed to continue to participate in the Company’s group medical and dental plans after retirement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No family relationships exist or existed during fiscal year 2005 among any of the Company’s directors and executive officers. No related party transactions occurred during fiscal year 2005.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No persons who were members of the Compensation Committee during fiscal year 2005 had any relationship requiring disclosure under this section. During fiscal year 2005, the Compensation Committee consisted of Messrs. Arscott, Berdahl, and Harris.

REPORT OF THE COMPENSATION COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act, that might incorporate all or portions of future filings, including this Proxy Statement, the following Report of the Compensation Committee, and the Comparative Stock Performance graph below, shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the SEC under the Securities Act or the Exchange Act.

The Compensation Committee (the “Committee”) of the Board of Directors develops and reviews compensation policies, programs, and practices applicable to the Company’s executive officers, including the criteria upon which executive compensation is based and the mix of compensation components offered to executive officers. It also reviews such policies and programs and recommends new policies, and material changes to existing policies, to the independent members of the Board for approval. In addition, the Committee establishes and periodically reviews corporate goals and objectives for the Chief Executive Officer and the Executive Chairman; evaluates the CEO’s and Executive Chairman’s performances in light of those goals and objectives; and, based on such evaluation, recommends, for approval by the independent members of the Board, the CEO’s and Executive Chairman’s compensation packages, including any employment agreement, severance or change-in-control agreement, equity grant, or special or supplemental employee benefit, and any material amendment to any of the foregoing. The Committee also determines compensation packages for the other executive officers of the Company, consistent with the policies approved by the independent members of the Board. The Committee was composed of three independent non-employee directors during fiscal year 2005:

Messrs. Arscott, Berdahl, and Harris. As of the date of this Proxy Statement, the Committee is composed of Messrs. Berdahl and Harris.

Compensation Policies

One of the Committee’s primary goals in setting compensation policies is to maintain competitive programs to attract, retain, and motivate high-caliber executives and maximize the long-term success of the Company by appropriately rewarding such individuals for their achievements. Another goal is to provide an incentive to executives to focus efforts on long-term strategic goals for the Company by closely aligning their financial interests with stockholder interests. To attain these goals, the Committee has designed the Company’s executive compensation program to include base salary, annual incentives, and long-term incentives.

In formulating and administering the individual elements of the Company’s executive compensation program, the Committee emphasizes achievement of short- and long-term objectives and strives to use prudent judgment in establishing performance objectives, evaluating performance, and determining actual incentive awards.

The Committee believes that the Company’s executive compensation programs have met these objectives. The Company has been able to attract and retain the executive talent necessary to support the corporation and promote long-term growth. The Company has also been able to reduce the payment of incentives during those periods in which the Company’s revenue and operating profits were depressed.

Compensation Components

Base Salary

The Committee establishes the base salaries of executive officers after consideration of the officers’ respective responsibilities, experience, and performance, and after review of relevant data of other executives with similar responsibilities from published industry reports and surveys of similarly situated companies. Accordingly, the Committee generally strives to maintain the Company’s annual executive salaries at levels competitive with the market median base salaries of executive officers in similar positions. The market comprises similarly sized high-technology companies within and outside the Company’s industry.

During the last fiscal year, adjustments were made to the base salaries of certain executive officers to recognize individual performance, changes in an executive’s role and responsibilities, and/or market competitiveness.

Annual Incentives

Incentive bonuses may be provided to executives as part of a competitive compensation package. The incentive levels are intended to provide and account for appropriate elements of variability and risk. Incentive payments may be tied specifically to targeted corporate and/or individual performance. The Committee will establish a target incentive amount, determined through review of competitive market data for executives at similar levels, which will be incrementally reduced if the Company does not meet its targeted performance or increased if the Company exceeds its targeted performance.

In furtherance of the Committee’s compensation policies, the Committee believes that the 2004 Executive Incentive Plan, which was approved by the stockholders at the 2003 Annual Meeting, will support and help achieve the Committee’s stated compensation objectives by permitting and providing appropriate performance-related incentives to Lam executives. The Committee further believes that the proposed amendment to the 2004 Executive Incentive Plan, presented herein for stockholder approval at the 2005 Annual Meeting and described below under the heading “Proposal No. 2 — Approval of Amendment of Lam 2004 Executive Incentive Plan,” will aid and enhance the Committee’s ability to achieve its compensation objectives.

Executive incentive bonus payments made to certain executive officers during fiscal year 2005, including bonuses paid to the then-CEO and then-President under the 2004 Executive Incentive Plan, were based on the achievement of specific criteria, including goals and objectives relating to each officer’s performance and to corporate revenue, gross margin, operating profit, cash from operations, and market share targets.

Long-Term Incentives

Stock Options and Other Equity Incentives

The Committee periodically grants or recommends the grant of equity incentives, such as stock options or restricted stock units (RSUs), to focus an executive’s attention on the long-term performance of the Company and on maximizing stockholder value. The grant of equity incentives is closely tied to an individual executive’s performance and responsibility level. The Committee grants or recommends the grant of such equity incentives after a review of various factors, including the executive’s potential contributions to the Company, current equity ownership in the Company, and vesting rates of existing stock options and other equity incentives, if any. Stock options are granted with an exercise price equal to the fair market value of the Company’s stock at the time of grant and utilize vesting periods intended to encourage retention of executive officers. RSUs, if granted, would also utilize vesting periods intended to encourage retention. Because of the direct benefit executive officers receive from equity incentives through improved stock performance, the Committee believes equity incentives serve to align the interests of executive officers closely with those of other stockholders. No equity grants were made to the Company’s executive officers during fiscal year 2005.

Deferred Compensation Plan

Another component of the Company’s executive compensation program is its elective deferred compensation plans (the “Deferred Compensation Plans”). The Company adopted a deferred compensation plan in 1994 (“the 1994 Deferral Plan”). The 1994 Deferral Plan remains in effect but was closed to further contributions as of December 31, 2004. The Company adopted a new deferred compensation plan (“the 2005 Deferral Plan”) effective January 1, 2005. Contributions by eligible executives on or after January 1, 2005, will be maintained in the 2005 Deferral Plan. Both Deferred Compensation Plans are voluntary, non-tax-qualified, deferred compensation plans that encourage executives to save for retirement. Under the Deferred Compensation Plans, participants were and are entitled to defer compensation until retirement, death, other termination of employment, or until specified dates.

Compensation of Chief Executive Officer

The Committee bases the compensation of the Company’s Chief Executive Officer (“CEO”) on the policies, objectives, and criteria described above and below. In determining the Chief Executive Officer’s base salary and incentive bonus (if any), the Committee also considers compensation levels for other chief executive officers in high-technology firms within and outside the industry. The Committee compares this information to the relevant performance of such firms relative to the Company’s performance.

Pursuant to the Compensation Committee Charter, to determine the CEO’s compensation, the Committee reviews corporate goals and objectives relevant to the CEO; evaluates the CEO’s performance in light of these goals and objectives; and, based on this evaluation, recommends the CEO’s compensation package for approval by the independent members of the Board, including any employment agreement, severance arrangement, change-in-control arrangement, equity grant, or special or supplemental employee benefit, and any material amendment to any of the foregoing, between the Company and the CEO.

James W. Bagley

Mr. Bagley served as CEO of the Company during fiscal year 2005. On June 27, 2005, he ended his tenure as CEO and was appointed by the Board to the office of Executive Chairman. For purposes of determining compensation, the Compensation Committee and Board apply the same policies and procedures to the position of Executive Chairman as are applied to the position of Chief Executive Officer.

Beginning in fiscal year 2003, the Board set Mr. Bagley’s base salary at an annualized rate of $650,000. In fiscal year 2005, the Committee recommended, and the Board of Directors approved, that Mr. Bagley’s base salary remain at $650,000 for calendar year 2005. Mr. Bagley is entitled to participate in the Company’s incentive bonus programs available to other senior executives. During fiscal year 2005, Mr. Bagley received incentive compensation totaling $1,183,000, based on the achievement of certain specific goals and objectives, including corporate revenue, gross margin, operating profit, cash from operations, and market share targets. The specific goals and objectives were quantitatively evaluated, and the CEO’s incentive compensation was determined by applying a numeric factor to the CEO’s base salary, subject to review by the Committee and the Board as to the reasonableness of the quantitatively ascertained incentive compensation. No new stock options or other equity awards were granted to Mr. Bagley in fiscal year 2005.

Stephen G. Newberry

Mr. Newberry was appointed to the office of CEO and President of the Company on June 27, 2005. The Company and Mr. Newberry entered into an employment agreement effective January 1, 2003 (the “Newberry Agreement”), which continues in effect. The terms of the Newberry Agreement are described above in the section entitled “Employment and Termination Agreements, Change of Control Arrangements, and Retirement Benefits.”

The Newberry Agreement provides for a base salary at a rate to be set at least annually by the Board of Directors. During fiscal year 2005, the Committee recommended, and the Board approved, a base salary at an annualized rate of $650,000 for calendar year 2005 for Mr. Newberry. Mr. Newberry is entitled to participate in the Company’s incentive bonus programs available to other senior executives. During fiscal year 2005, Mr. Newberry received incentive compensation totaling $1,200,000, based on the achievement of certain specific goals and objectives, including corporate revenue, gross margin, operating profit, cash from operations, and market share targets. No new stock options or other equity awards were granted to Mr. Newberry in fiscal year 2005.

Effect of Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code (“the Code”) generally limits the corporate deduction for compensation paid to certain executive officers to $1 million, unless the compensation is performance-based. The Committee has carefully considered the potential impact of this tax code provision on the Company and has concluded in general that the best interests of the Company and the stockholders are and will be served if certain of the Company’s short-term incentives and stock-based long-term incentives qualify as performance-based compensation within the meaning of the Code. It is the Committee’s intention that, so long as it is consistent with the Company’s overall compensation objectives, virtually all executive compensation will be deductible by the Company for federal income tax purposes. The stockholder-approved 2004 Executive Incentive Plan allows that when performance goals are met and compensation is granted thereunder, that compensation will be tax-deductible to the Company. The amendment to the 2004 Executive Incentive Plan proposed herein is intended to further and enhance the Company’s ability to treat incentive compensation as tax-deductible under Section 162(m). See “Proposal No. 2 — Approval of Amendment of Lam 2004 Executive Incentive Plan,” below.

COMPENSATION COMMITTEE
Robert M. Berdahl
Jack R. Harris

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act or the Exchange Act that might incorporate all or portions of future filings, including this Proxy Statement, the following Report of the Audit Committee shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the SEC under the Securities Act or the Exchange Act.

Under the guidance of a written charter adopted by the Board of Directors, the purpose of the Audit Committee is to monitor the integrity of the financial statements and the effectiveness of internal control over financial reporting of the Company, oversee the independence of the Company’s independent registered public accounting firm, appoint and provide for the compensation of the independent registered public accounting firm, and evaluate the performance of the independent registered public accounting firm. Pursuant to the Audit Committee Charter, the Audit Committee is also responsible for reviewing and approving, if appropriate, all related-party transactions. Each of the members of the Audit Committee meets the independence requirements of NASDAQ. The Audit Committee consists of David Arscott, Richard Elkus, Jr., and Grant Inman.

Management has primary responsibility for the system of internal control and the financial reporting process. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements and the system of internal control over financial reporting based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (U.S.). The Audit Committee has the responsibility to monitor and oversee these processes.

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K, the Audit Committee:

•	reviewed and discussed the audited financial statements with Company management;

•	reviewed and discussed with management its assessment of and report on the effectiveness of the Company’s internal control over financial reporting as of June 26, 2005, which management prepared using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal-Control Integrated Framework. The Committee also reviewed and discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, Ernst & Young LLP’s attestation report on management’s assessment of and report on the Company’s internal control over financial reporting;

•	discussed with Ernst & Young LLP the matters required to be discussed by Statement of Auditing Standards No. 61, “Communication with Audit Committees,” as amended by Statement of Auditing Standards No. 90, “Audit Committee Communications”;

•	reviewed the written disclosures and the letter from Ernst & Young LLP, required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the independent registered public accounting firm its independence;

•	based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company’s 2005 Annual Report on Form 10-K for the fiscal year ended June 26, 2005, filed with the SEC; and

•	instructed management and the independent registered public accounting firm that the Committee expects to be advised if there are any subjects that require special attention.

AUDIT COMMITTEE
David G. Arscott
Richard J. Elkus, Jr.
Grant M. Inman

RELATIONSHIP WITH
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP has audited the Company’s consolidated financial statements since the Company’s inception.

Fees Billed by Ernst & Young LLP

The table below shows the fees billed by Ernst & Young LLP for audit and other services provided to the Company in fiscal years 2005 and 2004.

Services / Type of Fee	Fiscal Year 2005	Fiscal Year 2004
Audit Fees (1)	$2,515,000	$866,000
Audit-Related Fees (2)	21,000	74,000
Tax Fees (3)	—	9,000
All Other Fees (4)	5,000	—
TOTAL	$2,541,000	$949,000

(1)	Audit fees represent fees for professional services provided in connection with the audits of annual financial statements, reviews of quarterly financial statements, and audit services related to other statutory or regulatory filings or engagements. In addition, in fiscal year 2005, audit fees include those fees related to Ernst & Young LLP’s audit of the effectiveness of the Company’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act.

(2)	Audit-related fees consist of assurance and related services that are reasonably related to the audit or review of the Company’s financial statements and are not reported above under “Audit Fees.”

(3)	Tax fees represent fees for services primarily related to international tax compliance.

(4)	All other fees relate principally to fees for subsidiary-related services.

The Audit Committee reviewed summaries of the services provided by Ernst & Young LLP and the related fees during fiscal year 2005 and has determined that the provision of non-audit services was compatible with maintaining the independence of Ernst & Young LLP as the Company’s independent registered public accounting firm.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

It is the responsibility of the Audit Committee to approve, in accordance with Sections 10A(h) and (i) of the Exchange Act and the Rules and Regulations of the SEC, all professional services, to be provided to the Company by its independent registered public accounting firm, provided that the Audit Committee shall not approve any non-audit services proscribed by Section 10A(g) of the Exchange Act in the absence of an applicable exemption.

It is the policy of the Company that the Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm, consistent with the criteria set forth in the Audit Committee Charter and applicable laws and regulations. The Committee has delegated to the Chair of the Committee the authority to pre-approve such services, provided that the Chair shall report any decision on his part to pre-approve such services to the full Audit Committee at its next regular meeting. These services may include audit services, audit-related services, tax services, and other services. The independent registered public accounting firm and Company management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm pursuant to any such pre-approval.

COMPARATIVE STOCK PERFORMANCE

The following graph and table compare the cumulative total stockholder return on the Company’s Common Stock (“LRCX”) with the cumulative total return on The NASDAQ Stock Market Index® (U.S. companies only) and the Research Data Group (“RDG”) Semiconductor Composite Index (“RDG Index”) over the last five fiscal years (July 1 to June 30 for purposes of this graph and table). The graph and table assume an investment of $100 in LRCX and in each index on July 1, 2000, and that dividends, if any, were reinvested. The graph and table depict the change in value of LRCX in relation to the indices as of June 30th of each year (and not for any interim or other period). The stock price performance shown on the graph and table below is not necessarily indicative of future price performance. The graph and table below have been furnished by RDG. Information about The NASDAQ Stock Market Index and the RDG Index can be found at www.nasdaq.com and www.researchdatagroup.com, respectively.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
AMONG LAM RESEARCH CORPORATION (LRCX), THE NASDAQ STOCK MARKET
(U.S.) INDEX, AND THE RDG SEMICONDUCTOR COMPOSITE INDEX

		Cumulative Total Return ($$) ($100 Initial Investment)
		As of June 30
	2000	2001	2002	2003	2004	2005
Lam Research Corporation (LRCX)	100.00	79.07	47.95	48.69	71.47	77.20
NASDAQ Stock Market Index (U.S.)	100.00	55.50	37.13	31.63	43.05	43.54
RDG Semiconductor Composite Index	100.00	48.72	31.55	29.76	39.92	37.06

SECURITIES AUTHORIZED FOR ISSUANCE UNDER
EQUITY COMPENSATION PLANS

The following table provides information as of June 26, 2005, regarding securities authorized for issuance under the Company’s equity compensation plans. The equity compensation plans of the Company include the 1991 Stock Option Plan, the 1996 Performance-Based Restricted Stock Plan, the 1997 Stock Incentive Plan, the 1999 Stock Option Plan, and the 1999 Employee Stock Purchase Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (1)		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	3,933,011	(2)	$14.50	9,724,625 (3)
Equity compensation plans not approved by security holders	11,738,637	(4)	$20.43	3,265,047
Total	15,671,648		$18.94	12,989,672

(1)	Does not include options that Lam assumed under the OnTrak Systems, Inc.’s (“OnTrak”) stock option plans pursuant to the merger of OnTrak into Lam. After giving effect to the exchange ratio provided in the merger, stock options exercisable for 30,000 shares of Lam common stock remain outstanding. These options have a weighted average exercise price of $6.93 per share. Following the merger, no further awards have been or will be made under the OnTrak Plans.

(2)	Includes shares issuable under the Company’s 1997 Stock Incentive Plan (the “1997 Plan”). The 1997 Plan was adopted by the Board in May 1997 and approved by the stockholders of the Company in August 1997. In October 2002, the Board amended the 1997 Plan to provide for the issuance of restricted stock unit awards, allow all 1997 Plan participants to participate in exchanges of stock options previously permitted under the 1997 Plan, and provide that vesting of restricted stock, deferred stock, performance share and restricted stock unit awards would be determined by the Administrator of the Plan at the time of the award grant.

Pursuant to the provisions of the 1997 Stock Incentive Plan approved by Lam’s stockholders, the number of shares reserved for issuance under the plan will automatically be increased each calendar quarter if and to the extent necessary to provide that the ratio of (a) the number of shares reserved for issuance under all of Lam’s stock-based incentive plans to (b) the total number of shares of Lam Common Stock outstanding on a fully-diluted basis will be equal to 18.5%; provided, that the number of shares reserved for issuance under the Lam 1997 Stock Plan will in no event exceed fifteen million shares. During fiscal year 2005, the number of shares reserved under the 1997 Stock Plan were accordingly increased by 6.0 million shares.

(3)	Includes 1,970,717 shares available for future issuance under the 1999 Employee Stock Purchase Plan (“1999 ESPP”). This number does not include shares that may be added to the 1999 ESPP share reserve in the future in accordance with the terms of the 1999 ESPP, as amended.

(4)	Includes shares issuable under the Company’s 1999 Stock Option Plan (the “1999 Option Plan”). The 1999 Option Plan reserves for issuance up to 27,500,000 shares of the Company’s Common Stock.

The 1999 Option Plan was adopted by the Board as of November 5, 1998 (the “Effective Date”) and amended and restated as of October 16, 2002 and November 7, 2002. All directors, officers and employees of Lam and its designated subsidiaries, as well as consultants, advisors or independent contractors who provide valuable services to the Company or such subsidiaries, are eligible to participate in the 1999 Option Plan.

Nonstatutory stock options, deferred stock, restricted stock, performance shares, and restricted stock unit awards (collectively, the “Awards”) may be granted under the plan. Stock options granted under the 1999 Option Plan must have an exercise price that is not less than the fair market value of the Company’s Common Stock on the date of the grant. The Administrator shall determine the participants to whom Awards shall be granted and the terms of such Awards. The 1999 Option Plan terminates ten years from the Effective Date.

In the event of a corporate transaction such as a change of control, the 1999 Option Plan provides that each outstanding Award shall be assumed, or an equivalent Award substituted, by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the Award or substitute an equivalent Award, subject to limitations that may be placed on an Award on the date of grant, outstanding Awards shall accelerate and become fully exercisable.

PROPOSAL NO. 2
APPROVAL OF AMENDMENT OF
LAM 2004 EXECUTIVE INCENTIVE PLAN

The Board of Directors has adopted, upon the recommendation of the Compensation Committee and subject to stockholder approval, an amendment (the “Amendment”) to the Lam 2004 Executive Incentive Plan (the “Executive Incentive Plan”). The Amendment (i) allows the Company to issue performance-based stock awards from the Company’s equity incentive plans in addition to the cash payments currently allowed under the Executive Incentive Plan, (ii) provides that the independent members of the Board shall be entitled to review and approve the Compensation Committee’s determinations of the amounts to be paid to Lam’s Chief Executive Officer and Executive Chairman, and the extent to which awards granted to those officers under the Executive Incentive Plan have vested, (iii) provides the Compensation Committee discretion to designate members of senior management eligible to participate in the Executive Incentive Plan, and (iv) revises the business criteria that the Compensation Committee can select from in establishing the business goals for an incentive payment compensation measurement period. The amended Executive Incentive Plan, attached to this Proxy Statement as Appendix B, is proposed to be effective for measurement periods beginning on or after November 4, 2005.

The Executive Incentive Plan was initially adopted by Lam’s stockholders in November 2003 and became effective for periods beginning on or after December 29, 2003. The Executive Incentive Plan provides for performance-based incentive compensation based on the Company’s achievement of established business goals that are long-term determinants of stockholder value. The Company’s senior management is eligible for incentive compensation under the Executive Incentive Plan.

DESCRIPTION OF THE AMENDMENT

The Amendment provides that performance-based awards to senior management under the Executive Incentive Plan may be granted in the form of equity-based incentive awards. Currently, the Executive Incentive Plan allows for performance-based payments to be made only in the form of cash payments. The equity-based incentive awards allowed by the Amendment will be made from and in such forms permitted under the Company’s 1997 Stock Incentive Plan, 1999 Stock Option Plan or any stock option, equity incentive or similar plan that may be adopted by the Board and Lam stockholders in the future. Accordingly, the Amendment does not reserve any additional shares of the Company’s common stock for issuance under the Executive Incentive Plan.

Stock awards made under the Executive Incentive Plan will be made only from securities currently authorized for issuance under the Company’s stock option and equity incentive plans or which may be authorized by the Board and the Company’s stockholders in the future. The Amendment sets 300,000 shares of Common Stock or restricted stock units as the maximum number of shares that may be issued to any participant in any calendar year. Stock awards shall be granted and/or vested upon the attainment of performance goals established by the Compensation Committee. The section in this Proxy Statement titled “Securities Authorized for Issuance Under Equity Compensation Plans” provides a tabulation of the shares currently available for issuance under Lam’s equity compensation plans.

The addition of equity-based incentive awards to the Plan is intended to support and help achieve the compensation policies set by the Compensation Committee by providing for equity-based awards such as restricted stock units that will further the Compensation Committee’s policy to align the interests of executive officers closely with those of other stockholders. (For a further discussion of Lam’s compensation policies, see the “Report of the Compensation Committee” included in this Proxy Statement.)

The Amendment also includes a provision that entitles (but does not require) independent members of the Board to review and approve (by majority vote) the Compensation Committee determinations of the amounts to be paid for each measurement period under the Executive Incentive Plan to Lam’s Chief Executive Officer and Executive Chairman and the extent to which performance-based awards to such officers have vested. This provision is intended to align administration of the Executive Incentive Plan with Lam’s overall executive compensation practices and policies which provide for the independent members of the Board to make final determinations of the compensation of the Chief Executive Officer and the Executive Chairman based upon recommendations of the Compensation Committee. Lam believes that independent director oversight of executive compensation is an important element of good corporate governance and the Amendment confirms Lam’s ongoing practices and policies in this area.

The Amendment also allows the Compensation Committee to designate which members of senior management are eligible to participate in the Executive Incentive Plan in addition to executive officers of the Company subject to the reporting rules of Section 16(a) of the Exchange Act (“Section 16 Officers”). Currently the Executive Incentive Plan provides for participation only by Section 16 Officers. This provision is intended to increase the likelihood that incentive payments the Company makes to senior management will qualify for tax deductions as “performance-based compensation” under Section 162(m). (See “Description of the 2004 Executive Incentive Plan” below.)

The Amendment also refines the list of business criteria from which the Compensation Committee may select in establishing business goals for any given incentive compensation measurement period. Following the Amendment, the list of business criteria shall consist of the following:

•	Return on equity: total capital, assets, or invested capital.

•	Shareholder return, actual or relative to an appropriate index (including share price, market capitalization, or market share).

•	Actual or growth of revenue, orders, operating income, or net income (with or without regard to amortization/impairment of goodwill).

•	Free cash flow generation.

•	Operational performance, including assets turns, revenue per employee, days sales outstanding, and inventory turns.

•	Individually designed goals and objectives that are consistent with the participant’s specific duties and responsibilities and that are designed to improve the financial performance of the Company or a specific division or affiliate. The goals and objectives shall also be derived from and consistent with the operating plan of the Company, division, or affiliate for the particular year to which the participant’s performance is measured.

The restatement of this list of criteria reflects the experience of the Compensation Committee since the implementation of the Executive Incentive Plan and is expected to refine the Committee’s ability to set business goals that are long-term determinants of stockholder value. (See “Business Criteria on Which Performance Goals May be Based” below.)

Lam does not expect the likelihood or value of incentive compensation payments, if any, to increase, solely as a result of this Amendment.

DESCRIPTION OF THE 2004 EXECUTIVE INCENTIVE PLAN

The purpose of the Executive Incentive Plan is to increase stockholder value by providing a performance incentive to the Company’s management, aligning management’s interests with those of the Company, its affiliates and its stockholders by providing compensation based on the achievement of specified business goals, and assisting the Company in attracting, retaining and motivating the best available talent for the successful conduct of its business. The Executive Incentive Plan is structured to allow the Compensation Committee broad discretion in selecting appropriate target incentive amounts and business goals to accomplish these purposes.

A further purpose of the Executive Incentive Plan is to provide compensation that qualifies as “performance-based compensation” under Section 162(m) of the Code, thereby allowing the Company to deduct certain compensation amounts that it would not otherwise be able to deduct for federal income tax purposes. Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and the four other most highly compensated officers of a public corporation. (See “Description of the 2004 Executive Incentive Plan — Eligibility” below.) However, “performance-based compensation,” which is compensation paid solely upon the achievement of objective performance goals, the material terms of which are approved by the stockholders of the paying corporation, will qualify for a corporate tax deduction. The stockholders of the Company are accordingly being asked to approve the amended Executive Incentive Plan, the material terms of which are described below.

The following is a summary of certain important features of the amended Executive Incentive Plan, which is qualified in its entirety by reference to the full text of the Executive Incentive Plan, which is published in this Proxy Statement as Appendix B.

Administration.  The Compensation Committee administers the Executive Incentive Plan. The Compensation Committee is composed of two or more outside directors and, therefore, is intended to qualify as an independent compensation committee for purposes of Section 162(m) of the Code. For each incentive compensation measurement period (determined by the Compensation Committee but generally the Company’s fiscal year) the Compensation Committee selects the participants from among the senior management of the Company. The Compensation Committee also determines the business criteria, performance goals, and incentive compensation formula (generally including a target incentive compensation amount for each participant) that will be used to determine the incentive amount, if any, earned by each participant for the incentive compensation measurement period. The Compensation Committee makes these determinations no later than 90 days after the beginning of the incentive compensation measurement period, on or before 25% of the measurement period has elapsed and while the outcome is substantially uncertain. The Compensation Committee also determines the incentive compensation amount to be paid to each participant based on the attainment of the previously established performance goals. The Executive Incentive Plan currently provides that the Compensation Committee’s determinations are final and binding on all participants. The Amendment provides that with respect to Lam’s Chief Executive Officer and Executive Chairman, the independent members of the Company’s Board shall be entitled (but are not required) to review and approve the Compensation Committee’s determinations. (See “Description of the Amendment” above).

Eligibility.  All executive officers of the Company are eligible to be selected for participation. For purposes of the Executive Incentive Plan, the executive officers are currently defined as Section 16 Officers. As of October 3, 2005, this includes six officers of the Company: the Executive Chairman; the President and Chief Executive Officer; the Vice President, Finance, Chief Financial Officer and Chief Accounting Officer; the Executive Vice President and General Manager, Global Products; the Group Vice President, Global Operations; and the Vice President and General Manager, Customer Support Business Group. The Compensation Committee has the discretion to determine which eligible employees will participate in the Executive Incentive Plan for any incentive compensation measurement period. The Amendment provides the Compensation Committee with discretion to include members of senior management in addition to Section 16 Officers to participate in the Executive Incentive Plan for any incentive compensation measurement period. (See “Description of the Amendment” above).

Maximum Potential Incentive Compensation Award.  The maximum cash incentive compensation award that may be paid to any participant in any calendar year under the Executive Incentive Plan is $2,000,000. The Amendment sets 300,000 shares of Common Stock or restricted stock units as the maximum number of shares that may be issued to any participant in any calendar year.

BUSINESS CRITERIA ON WHICH PERFORMANCE GOALS MAY BE BASED

Incentive compensation amounts or grants earned under the Executive Incentive Plan are determined based on the Company’s achievement, over the incentive compensation measurement period, of established business goals that are long-term determinants of stockholder value. In establishing incentive compensation terms under the Executive Incentive Plan for any given incentive compensation measurement period, the Compensation Committee may select only from business criteria specified in the Executive Incentive Plan that have been approved by the stockholders. The Compensation Committee is empowered under the Executive Incentive Plan to select from the following list of business criteria:

•	Return on equity: total capital, assets, or invested capital.

•	Shareholder return, actual or relative to an appropriate index (including share price, market capitalization, or market share).

•	Actual or growth of revenue, orders, operating income, or net income (with or without regard to amortization/impairment of goodwill).

•	Free cash flow generation.

•	Operational performance, including assets turns, revenue per employee, days sales outstanding, and inventory turns.

•	Individually designed goals and objectives that are consistent with the participant’s specific duties and responsibilities and that are designed to improve the financial performance of the Company or a specific division or affiliate. The goals and objectives shall also be derived from and consistent with the operating plan of the Company, division, or affiliate for the particular year to which the participant’s performance is measured.

ADDITIONAL TERMS AND CONDITIONS OF THE EXECUTIVE INCENTIVE PLAN

Requirement of Continued Employment.  In general, an eligible employee must be continuously employed by the Company for the entire incentive compensation measurement period to be a participant. However, if the employment of a participant ends by reason of the death, disability, or termination of employment, the participant shall be paid a pro rata portion of the incentive compensation award, if any (as determined in the discretion of the Compensation Committee), that otherwise would have been payable under the Executive Incentive Plan, unless the Committee determines in its sole discretion that payment is not appropriate. In addition, the Compensation Committee may include an eligible employee hired after the commencement of an incentive compensation measurement period for the remaining portion of the incentive compensation measurement period.

Impact of Certain Acquisitions.  Unless otherwise specified by the Compensation Committee in its establishment of incentive compensation criteria for a given incentive compensation measurement period, if the Company or its affiliates consummate one or more acquisitions that, individually or in the aggregate, constitute a “triggering acquisition” (“Triggering Acquisition”), the incentive compensation measurement period will be terminated early and pro-rated incentive compensation awards will be paid or granted based on the degree of attainment of the performance goals during the shortened incentive compensation measurement period. A Triggering Acquisition is an acquisition in which the acquired entity’s operating earnings for the four calendar quarters before the acquisition is equal to 10% or more of the pro-forma operating earnings for the combined entities for the same period.

Incentive Compensation Adjustments.  The Compensation Committee may adjust actual incentive compensation awards for a participant under the Executive Incentive Plan to the extent that doing so will not cause any part of that participant’s incentive compensation to become nondeductible to the Company.

Amendment and Termination.  The Compensation Committee may amend or terminate the Executive Incentive Plan on a prospective basis at any time. The Compensation Committee may not, however, amend or terminate the Executive Incentive Plan so as to increase, reduce, or eliminate incentive compensation payable under the Executive Incentive Plan retroactively. The Compensation Committee also does not have the power to amend the Executive Incentive Plan in any fashion that would cause the Executive Incentive Plan to fail to qualify as performance-based compensation with respect to any “covered employee” under Section 162(m) of the Code.

MATERIAL TERMS OF STOCK AWARDS THAT MAY BE GRANTED UNDER THE EXECUTIVE INCENTIVE PLAN AS AMENDED

The Amendment provides that Lam may grant stock awards under the Executive Incentive Plan from and in such forms permitted under the Company’s (i) 1997 Stock Incentive Plan (the “1997 Plan”), (ii) 1999 Stock Option Plan (the “1999 Plan”), and (iii) any stock option or equity incentive plan adopted by the Company’s Board of Directors and approved by its stockholders in the future. Currently, an aggregate of 13,982,836 shares of our common stock is reserved and to be issued under the 1997 Plan and the 1999 Plan (the “Stock Plans”). As of June 26, 2005, 10,738,735 shares of common stock remain available for future issuance under the Stock Plans. The Amendment does not reserve any additional shares for issuance under the Executive Incentive Plan that are not already reserved under the Stock Plans.

Copies of the Stock Plans are attached as exhibits to Lam’s quarterly report on Form 10-Q for the fiscal quarter ended December 29, 2002 available on the website of the SEC at www.sec.gov. The following description of the Stock Plans is only a summary and so is qualified by reference to the complete text of the Stock Plans.

Stock awards granted under the Executive Incentive Plan upon approval of the Amendment will be subject to the terms and conditions of the Stock Plans. The material terms of the Stock Plans include the following:

•	the types of awards that may be granted under the Stock Plans are stock options (including incentive stock options and nonstatutory stock options), restricted stock grants, restricted stock units, performance shares, and deferred stock grants;

•	pursuant to the Amendment, the maximum number of shares subject to awards that may be granted to any one participant through the Executive Incentive Plan during any single calendar year of the Company is 300,000 shares;

•	the number of shares reserved for issuance under the Stock Plans and subject to outstanding awards, and the exercise or purchase price per share applicable to outstanding awards will each be adjusted to proportionately reflect the terms of certain corporate transactions, including stock splits, stock dividends, and certain other transactions affecting the capital stock of the Company at the discretion of and as determined by the administrator of the Stock Plans which is the Compensation Committee (the “Administrator”);

•	shares subject to awards that expire or become unexercisable for any reason without having been exercised in full or without the shares subject thereto having been issued in full will become available for re-issuance under the Stock Plans;

•	shares of common stock which are retained by the Company upon exercise of an award in order to satisfy the exercise or purchase price of an award or any withholding taxes due with respect to the exercise or purchase shall not continue to be available for issuance under the Stock Plans;

•	the Administrator has full authority (subject to the provisions of the Stock Plans), to establish such rules and regulations as it deems appropriate for the proper administration of the Stock Plans and to make such determinations and interpretations concerning the Stock Plans and grants made under the Stock

Plans as the Administrator deems advisable. All decisions made by the Administrator are final and binding on all parties, including participants and the Company; and

•	the 1997 Plan will expire in 2007 and the 1999 Plan will expire in 2009 (unless either Stock Plan expires or is terminated earlier pursuant to its terms).

Stock Awards

The Company currently expects that initial grants made under the Executive Incentive Plan will primarily be in the form of restricted stock units. However, the Amendment allows the Compensation Committee to grant performance-based awards to eligible participants under the Executive Incentive Plan in any of the forms available under the Stock Plans or any stock option or equity incentive plan adopted by the Company’s Board of Directors and approved by its stockholders in the future. A description of the type of stock grants currently available under the Stock Plans follows:

Stock Options

Exercise Price.  The Administrator determines the exercise price of options at the time the options are granted. The exercise price of options granted under the Stock Plans may not be less than 100% of the fair market value of the Company’s common stock on the date of grant of such option, provided that the exercise price of an incentive stock option to an employee who is also a 10% stockholder must have an exercise price at least equal to 110% of the fair market value of the Company’s common stock on the date of grant of such option.

Exercise of Option; Form of Consideration.  The Administrator determines when options vest and become exercisable, and in its discretion may accelerate the vesting and/or exercisability of any outstanding option. Vesting provisions and the means of payment for shares issued upon exercise of an option are specified in each option agreement. The Stock Plans permit payment to be made by cash, check, other shares of common stock of the Company (with some restrictions), broker-assisted same-day sale, or any other means of consideration permitted by applicable law.

Term of Option.  The term of an option may be no more than ten years from the date of grant; provided that the term of an incentive stock option may not be more than five years from the date of grant for an optionee who is also a 10% stockholder. No option may be exercised after the expiration of its term.

Termination of Options.  Generally, if an optionee’s services to the Company as an employee, consultant, or director terminate other than for death or disability, vested options will generally remain exercisable for a period of ninety days following the optionee’s termination. Unless otherwise provided for in the option agreement, generally if an optionee becomes disabled while an employee, consultant, or director, the optionee’s vested options shall be exercisable for six months following the optionee’s termination as a result of disability, or if earlier, the expiration of the term of such option. Unless otherwise provided for in the option agreement, if an optionee dies during optionee’s employment with the Company or within thirty days following termination of optionee’s employment, optionee’s vested options shall be exercisable for six months following the optionee’s death, or if earlier, the expiration of the term of such option. The Administrator has the authority to extend the period of time for which an option is to remain exercisable following optionee’s termination; provided that in no event will an option be exercisable later than the expiration of the term of the option.

Stock Awards

Stock awards may be restricted stock grants, restricted stock units, performance shares or deferred stock grants. Restricted stock grants and deferred stock grants are awards of a specific number of shares of the Company’s common stock. Restricted stock units represent a promise to deliver shares of the Company’s common stock, or an amount of cash or property equal to the value of the underlying shares, at a future date. Performance shares are an award of shares of the Company’s common stock subject to restrictions based upon the attainment of specified performance objectives. Each stock award is evidenced by a stock award agreement between the Company and the participant. The Stock Plans allow the Administrator broad discretion to determine the terms of individual awards, including the number of shares that such participant shall be entitled to purchase or receive and the price (if any) to be paid by the recipient in connection with the issuance of the shares. Each stock award agreement will contain provisions regarding (i) the number of shares subject to such stock award or a formula for determining such number, (ii) the purchase price of the shares, if any, and the means of payment for the shares, (iii) the performance criteria, if any, and level of achievement versus the criteria that will determine the number of shares granted, issued, retainable, and vested, as applicable, (iv) such terms and conditions on the grant, issuance, vesting, and forfeiture of the shares, as applicable, as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the stock award, and (vi) such further terms and conditions, in each case not inconsistent with the Stock Plans, as may be determined from time to time by the Administrator. Shares may be granted under the Stock Plans as stock awards without requiring the participant to pay the Company an amount equal to the fair market value of the Company’s common stock as of the award grant date in order to acquire the award shares.

Adjustments on Changes in Capitalization, Merger, or Change of Control

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Company’s common stock, a substitution or adjustment shall be made in (i) the aggregate number of shares reserved for issuance under the Stock Plans, (ii) the kind, number, and option price of shares subject to outstanding stock options granted under the Plan, and (iii) the kind, number, and purchase price of shares issuable pursuant to awards of restricted stock, deferred stock, performance shares, and restricted stock units, as may be determined by the Administrator, in its sole discretion. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. In connection with such events, the Administrator may provide, in its discretion, for the cancellation of any outstanding awards and payment in cash or other property for such awards.

Federal Income Tax Consequences of Stock Awards under the Executive Incentive Plan

THE FOLLOWING IS A GENERAL SUMMARY OF THE TYPICAL FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS OR AWARDS OF RESTRICTED STOCK UNDER THE STOCK PLAN. IT DOES NOT DESCRIBE STATE INCOME TAX OR OTHER TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS OR OF THE GRANT OF RESTRICTED STOCK.

Options.  The grant of an incentive stock option has no federal income tax effect on the optionee. Upon exercise the optionee does not recognize income for “regular” tax purposes. However, the excess of the fair market value of the stock subject to an option over the exercise price of such option (the “option spread”) is includible in the optionee’s “alternative minimum taxable income” for purposes of the alternative minimum tax. If the optionee does not dispose of the stock acquired upon exercise of an incentive stock option until more than two years after the option grant date and more than one year after exercise of the option, any gain (or loss) upon sale of the shares will be a long-term capital gain (or loss). If shares are sold or otherwise disposed of before both of these periods have expired (a “disqualifying disposition”), the option spread at the time of exercise of the option (but not more than the amount of the gain on the sale or other disposition) is ordinary income in the year of such sale or other disposition. If gain on a disqualifying disposition exceeds the amount treated as ordinary income, the excess is taxable as capital gain (which will be long-term capital gain if the shares have been held more than one year after the date of exercise of the option). The Company is not entitled to a federal income tax deduction in connection with incentive stock options, except to the extent that the optionee has taxable ordinary income on a disqualifying disposition (unless limited by Section 162(m)).

The grant of a non-statutory option has no federal income tax effect on the optionee. Upon the exercise of a non-statutory option, the optionee has taxable ordinary income (and unless limited by Section 162(m) the Company is entitled to a corresponding deduction) equal to the option spread on the date of exercise. Upon the disposition of stock acquired upon exercise of a non-statutory stock option, the optionee recognizes either long-term or short-term capital gain or loss, depending on how long such stock was held, on any difference between the sale price and the exercise price, to the extent not recognized as taxable income on the date of exercise. The Company may allow non-statutory stock options to be transferred subject to conditions and restrictions imposed by the Administrator; special tax rules may apply on such a transfer.

In the case of both incentive stock options and non-statutory stock options, special federal income tax rules apply if Company common stock is used to pay all or part of the option price, and different rules than those described above will apply if unvested shares are purchased on exercise of the option.

Stock Awards.  Stock awards will generally be taxed in the same manner as non-statutory stock options. However, shares issued under a restricted stock award are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the shares will be forfeited in the event that the participant ceases to provide services to the Company and are not nontransferable. As a result of this substantial risk of forfeiture, the participant will not recognize ordinary income at the time the award shares are issued. Instead, the participant will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture.

The employee may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the share issuance date) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of such issuance, and the capital gain holding period commences on such date. The ordinary income recognized by an employee will be subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as and at the time the employee recognizes ordinary income.

2004 Executive Incentive Plan Benefits

The following table is required in order to show the amounts of compensation under the amended Executive Incentive Plan to be paid in fiscal year 2006 or that would have been paid in fiscal year 2005 had the amended Executive Incentive Plan been in effect in fiscal year 2005. Because the Executive Incentive Plan provides for a range of business criteria upon which performance objectives can be based, and the mix of factors used in establishing incentive compensation goals for senior management, both individually and collectively, may be changed from time to time, the amount that will be paid in fiscal year 2006 cannot be determined at this time. Additionally, because the Executive Incentive Plan allowed only for cash payments during fiscal year 2005, the amount of common stock that would have been issued through performance-based equity incentive awards during fiscal year 2005 cannot be determined. Accordingly, the table shows the amounts of cash payments made under the Executive Incentive Plan during fiscal year 2005.

Name and Position	Dollar Value
James W. Bagley, Executive Chairman	$1,183,000
Stephen G. Newberry, Chief Executive Officer & President	$1,200,000
Nicolas J. Bright, Executive Vice President & Gen. Manager, Global Products	—
Ernest E. Maddock, Group Vice President, Global Operations	—
Steven A. Lindsay, Group Vice President, Strategic Marketing	—
Executive Group (1)	$2,383,000
Non-Executive Director Group	(2)
Non-Executive Officer Employee Group	(3)

(1)	Performance-based incentive compensation may also be awarded to executive officers outside of the Executive Incentive Plan; such compensation was paid to executive officers other than Messrs. Bagley and Newberry in fiscal year 2005. See the “Executive Compensation and Other Information” section, above.

(2)	Non-executive directors are not eligible to participate in the Executive Incentive Plan.

(3)	Non-executive officer employees are not eligible to participate in the Executive Incentive Plan.

Approval of Proposal No. 2 will require the affirmative vote of a majority of the outstanding shares of Common Stock present or represented and voting on such Proposal at the Annual Meeting. Unless marked otherwise, proxies received will be voted “FOR” the approval of the proposed amendment of the 2004 Executive Incentive Plan.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE
“FOR” THE APPROVAL OF THE AMENDMENT OF THE
LAM 2004 EXECUTIVE INCENTIVE PLAN.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Unless marked otherwise, proxies received will be voted “FOR” the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the current fiscal year. Ernst & Young LLP has been the Company’s independent registered public accounting firm (independent auditor) since fiscal year 1981.

The audit services of Ernst & Young LLP during fiscal year 2005 included the examination of the consolidated financial statements and the system of internal control over financial reporting of the Company and services related to filings with the SEC and other regulatory bodies.

The Audit Committee of the Company meets with Ernst & Young LLP on an annual or more frequent basis. At such time, the Audit Committee reviews both audit and non-audit services performed by Ernst & Young LLP, as well as the fees charged for such services. Among other things, the Committee examines the effect that the performance of non-audit services, if any, may have upon the independence of the independent registered public accounting firm. All professional services provided by Ernst & Young LLP, including such non-audit services, if any, are subject to approval by the Audit Committee in accordance with applicable securities laws, rules, and regulations. For more information, see the “Report of the Audit Committee” and the “Relationship with Independent Registered Public Accounting Firm” sections above.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from the stockholders.

Approval of Proposal No. 3 will require the affirmative vote of a majority of the outstanding shares of Common Stock present or represented and voting on such Proposal at the Annual Meeting.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR FISCAL YEAR 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who own more than 10% of a registered class of the Company’s equity securities to file an initial report of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Executive officers, directors, and greater-than-10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file such reports on a timely basis. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that all of these requirements were satisfied during the 2005 fiscal year, except as follows: a report on Form 3 that was due on August 27, 2004, in connection with Mr. Hariri’s status as a Section 16 officer was filed on November 12, 2004; a report on Form 3 that was due on August 27, 2004, in connection with Mr. Maddock’s status as a Section 16 officer was filed on November 17, 2004; and a report on Form 4 that was due on November 10, 2004, in connection with a sale of stock by Mr. Arscott was filed on December 9, 2004.

OTHER MATTERS

The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the proxy holders named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

It is important that your stock holdings be represented at the meeting, regardless of the number of shares you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the enclosed envelope or otherwise exercise your stockholder voting rights by telephone or Internet, as provided in the materials accompanying this Proxy Statement.

By Order of The Board of Directors,
George M. Schisler, Jr.
Assistant Secretary

Fremont, California
Dated: October 3, 2005

APPENDIX A

AUDIT COMMITTEE CHARTER
Amended and Restated by the Board of Directors of Lam Research Corporation on
February 19, 2004

Purpose

The purpose of the Audit Committee of the Board of Directors of Lam Research Corporation is to oversee the accounting and financial reporting processes of the Company and the audits of its financial statements. The Audit Committee is not responsible, however, for planning or conducting audits, or determining whether the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles.

Composition

The Audit Committee shall be composed of three or more directors, as determined by the Board of Directors, each of whom shall be independent, as defined by current laws, rules and regulations applicable to the Company and shall meet the independence and financial literacy requirements of NASDAQ, and at least one of whom shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Responsibilities

1.   Appoint and provide for the compensation of a registered public accounting firm to serve as the Company’s independent auditor, oversee the work of the independent auditor (including resolution of any disagreements between management and the independent auditor regarding financial reporting), evaluate the performance of the independent auditor and, if so determined by the Audit Committee, replace the independent auditor; it being acknowledged that the independent auditor is ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the stockholders.

2.  Ensure the receipt of, and evaluate, the written disclosures and the letter that the independent auditor submits to the Audit Committee regarding the auditor’s independence in accordance with Independence Standards Board Standard No. 1, discuss such reports with the auditor, oversee the independence of the independent auditor, and, if so determined by the Audit Committee in response to such reports, take appropriate action to address issues raised by such evaluation.

3.  Discuss with the independent auditor the matters required to be discussed by SAS 61, as it may be modified or supplemented.

4.  Instruct management, the independent auditor and the internal auditor (if any) that the Committee expects to be informed if there are any subjects that require special attention or if they perceive any significant weaknesses in the Company’s information and reporting systems.

5.  Instruct the independent auditor to report to the Audit Committee on all critical accounting policies of the Company, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the auditors, and other material written communications between the auditors and management.

6.  Meet with management and the independent auditor to discuss the annual financial statements and the report of the independent auditor thereon, and to discuss significant issues encountered in the course of the audit work, including restrictions on the scope of activities, access to required information, the adequacy of internal financial controls; the adequacy of disclosure of off-balance sheet transactions, arrangements, obligations, and relationships in reports filed with the Securities & Exchange Commission.

A-1

7.  Review the management letter delivered by the independent auditor in connection with the audit.

8.  Following such review and discussions, if so determined by the Committee, recommend to the Board of Directors that the annual financial statements be included in the Company’s annual report.

9.  Meet quarterly with management and the independent auditor to discuss the quarterly financial statements prior to the filing of the Form 10Q; provided that this responsibility may be delegated to the chairman of the Audit Committee or a member of the Audit Committee who is a financial expert.

10.  Meet at least once each year in separate executive sessions with management, the internal auditor (if any), and the independent auditor to discuss matters that any of them or the Committee believes could significantly affect the financial statements and should be discussed privately.

11.  Review significant changes to the Company’s accounting principles and practices proposed by the independent auditor, the internal auditor (if any), or management.

12.  Review the scope and results of internal audits (if any).

13.  Evaluate the performance of the internal auditor (if any) and, if so determined by the Audit Committee, recommend replacement of the internal auditor.

14.  Conduct or authorize such inquiries into matters within the Committee’s scope of responsibility as the Committee deems appropriate.

15.  Provide minutes of Audit Committee meetings to the Board of Directors, and report to the Board of Directors on any significant matters arising from the Committee’s work.

16.  At least annually, review and reassess this Charter and, if appropriate, recommend proposed changes to the Board of Directors.

17.  Prepare the report required by the rules and regulations of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

18.  Establish a procedure for receipt, retention, and treatment of any complaints received by the Company about its accounting, internal accounting control, or auditing matters, and for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

19.  Approve, in accordance with and in a manner consistent with the laws, rules, and regulations applicable to the Company, all professional services to be provided to the Company by its independent auditor. The Committee may adopt policies and procedures for the approval of such services, which may include delegation of authority to a designated member or members of the Committee to approve such services so long as any such approvals are disclosed to the full Committee at its next scheduled meeting.

20.   Review and approve all related party transactions.

Authority

By adopting this Charter, the Board of Directors delegates to the Audit Committee full authority, in its discretion, to:

1.  Perform each of the responsibilities of the Committee described above.

2.  Appoint a chair of the Committee unless a chair is designated by the Board.

3.  Engage independent counsel and other advisers as the Committee determines necessary to carry out its responsibilities.

4.  Cause the officers of the Company to provide such funding as the Committee shall determine to be appropriate for the payment of compensation to the Company’s independent auditor and any legal counsel or other advisers engaged by the Committee, and payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

A-2

APPENDIX B

2004 EXECUTIVE INCENTIVE PLAN
As Amended by the Board on August 16, 2005,
Subject to Stockholder Approval

LAM RESEARCH CORPORATION
2004 EXECUTIVE INCENTIVE PLAN
Amended and Restated
Effective as of November 4, 2005

The Compensation Committee (the “Compensation Committee”) of the Board of Directors of Lam Research Corporation (“Company”) previously adopted the 2004 Executive Incentive Plan (“Plan”). The Compensation Committee hereby adopts this amended and restated version of the Plan, effective for measurement periods beginning on or after November 4, 2005, subject to stockholder approval as described in Section 3.

1.  Purpose.

The purpose of the Plan is to provide performance-based incentive compensation in the form of cash payments or stock awards to executive officers and senior management of the Company and any affiliates which might subsequently adopt the Plan. The Plan is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (“Section 162(m)”).

2.  Administration.

The Plan has been established by, and shall be administered by, the Compensation Committee. The Compensation Committee is composed solely of two or more outside directors as defined in Section 162(m) and, therefore, qualifies as an independent compensation committee under Section 162(m).

3.  Stockholder Approval.

The Plan shall be effective if, and only if, the Company’s stockholders, by a majority of the votes considered present or represented and entitled to vote with respect to this matter, approve the material terms of the Plan, specifically, the employees eligible to receive compensation under the Plan; the business criteria on which the performance goals may be based; and the maximum amount of compensation that may be paid to any employee under the Plan in any year. No compensation or award will be paid and vested under the Plan until after this approval is obtained. To the extent necessary for the Plan to qualify as performance-based compensation under Section 162(m) or its successor under then applicable law, these material terms of the Plan shall be disclosed to and reapproved by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the material terms of the Plan.

4.  Participants.

For each measurement period (which may but need not be a fiscal year), the Compensation Committee will choose, in its sole discretion, those eligible employees who will participate in the Plan during that measurement period and will be eligible to receive payment under the Plan for that measurement period.

(a)	Eligible Employees. Persons who are eligible to participate in the Plan are all members of senior management of the Company and its affiliates. For purposes of the Plan, senior management is defined as any officer who is subject to the reporting rules of Section 16(a) of the Securities Exchange Act of 1934, or who is designated as eligible for the Plan by the Compensation Committee in its discretion.

(b)	Employment Criteria. In general, to participate in the Plan an eligible employee must be continuously employed by the Company or an affiliate for the entire measurement period. The foregoing notwithstanding: (i) if an otherwise eligible employee joins the Company or an affiliate during the measurement period, the Compensation Committee may, in its discretion, add the employee to the Plan for the partial measurement period, and (ii) if the employment of an otherwise eligible employee ends before the end of the measurement period because of death, disability or, termination of employment (as determined in the discretion of the Compensation Committee), the employee shall be paid a pro-rata portion of the compensation, if any, that otherwise would have been payable under the Plan, unless the Committee determines in its sole discretion that payment is not appropriate. If a participant is on unpaid leave status for any portion of the measurement period, the Compensation Committee, in its discretion, may reduce the participant’s payment on a pro-rata basis.

All determinations under the Plan, including those related to interpretation of the Plan, eligibility, or the payment or pro-ration of any payment shall be made by the Compensation Committee pursuant to the above terms, and those determinations shall be final and binding on all employees.

5.  Awards.

The Compensation Committee shall determine the size and terms of an individual award that can be made in cash or stock. Stock awards may be made from and in such forms permitted under the Company’s (i) 1997 Stock Incentive Plan; (ii) 1999 Stock Option Plan, or (iii) any stock option, equity incentive or similar plan that may hereafter be adopted by the Company’s Board of Directors and approved by its stockholders. The stock awards shall be granted and/or vested based upon the attainment of performance goals as set forth in Section 6.

6.  Business Criteria on Which Performance Goals Shall be Based.

Payment under the Plan shall be based on the Company’s attainment of performance goals based on one or more of the following business criteria:

•	Return on equity: total capital, assets, or invested capital.

•	Shareholder return, actual or relative to an appropriate index (including share price, market capitalization, or market share).

•	Actual or growth of revenue, orders, operating income, or net income (with or without regard to amortization/impairment of goodwill).

•	Free cash flow generation.

•	Operational performance, including assets turns, revenue per employee, days sales outstanding, and inventory turns.

•	Individually designed goals and objectives that are consistent with the participant’s specific duties and responsibilities and that are designed to improve the financial performance of the Company or a specific division or affiliate. The goals and objectives shall also be derived from and consistent with the operating plan of the Company, division, or affiliate for the particular year to which the participant’s performance is measured.

7.  Establishing Performance Goals.

The Compensation Committee shall establish, for each measurement period:

(a)	the length of the measurement period;

(b)	the specific business criterion or criteria, or combination thereof, that will be used;

(c)	the specific performance targets that will be used for the selected business criterion or criteria;

(d)	any special adjustments that will be applied in calculating whether the performance targets have been met to factor out extraordinary items;

(e)	the formula for calculating compensation eligible for payment under the Plan in relation to the performance targets;

(f)	the eligible employees who will participate in the Plan for that measurement period; and

(g)	if applicable, the target amounts for each participant for the measurement period.

The Compensation Committee shall make these determinations in writing no later than 90 days after the start of each measurement period, on or before 25% of the measurement period has elapsed, and while the outcome is substantially uncertain. Cash awards to any one participant in any one calendar year under the Plan shall not exceed $2,000,000. Stock awards or restricted stock unit awards granted to any one participant in any one calendar year (which may vest over multiple years) under the Plan shall not exceed 300,000 shares of the Company’s common stock. The 300,000 shares shall be adjusted in the discretion of the Compensation Committee in the event of stock dividend, stock split, extraordinary cash dividend, or similar recapitalization of the Company.

Unless otherwise specified by the Compensation Committee in its written determinations establishing the criteria for the particular measurement period, if the Company or its affiliates consummate one or more acquisitions during the measurement period that, individually or in the aggregate, constitute a “triggering acquisition” (“Triggering Acquisition”), the measurement period shall end early, on the last day of the calendar quarter immediately before the consummation of the first acquisition that constitutes a Triggering Acquisition (either individually or when aggregated with prior acquisitions during the measurement period), and pro-rated payments shall be paid based on the degree of attainment of the performance goals during the shortened measurement period. For purposes of this paragraph, a Triggering Acquisition means an acquisition (or combination of acquisitions) in which the acquired entity’s operating earnings (earnings before transaction-related expense) for the four quarters completed immediately before consummation of the acquisition is equal to 10% or more of the pro-forma operating earnings for the same four quarters for the combination of the Company and its affiliates and the acquired entity. (If either the Company and its affiliates or the entity being acquired had consummated other acquisitions during the four quarters in question, the calculation described in the prior sentence shall be done using pro-forma earnings for each combined entity.)

If an employee joins the Company or an affiliate during the measurement period and becomes an eligible employee pursuant to Section 4(b), and if the employee is a “covered employee” within the meaning of Section 162(m), then to the extent necessary for the Plan to qualify as performance-based compensation under Section 162(m) or its successor under then applicable law, all relevant elements of the performance goals established pursuant to Section 6 of this Plan for that employee must be established on or before the date on which 25% of the time from the commencement of employment to the end of the measurement period has elapsed, and the outcome under the performance goals for the measurement period must be substantially uncertain at the time those elements are established.

8.  Determination of Attainment of Performance Goals.

The Compensation Committee shall determine, pursuant to the performance goals and other elements established pursuant to Section 6 of the Plan, the amounts to be paid to each employee for each measurement period or the extent to which awards have vested. The Compensation Committee’s determinations shall be final and binding on all participants. However, with respect to the Chief Executive Officer and Executive Chairman, the Company’s outside directors shall be entitled (but are not required) to review and approve (by majority vote) the Compensation Committee’s determination. These determinations must be certified in writing before payments are made, which requirement may be satisfied by approved minutes of the Compensation Committee meeting setting out the determinations made. The Compensation Committee shall not have discretion to increase the amount of an award or accelerate the vesting of an award to any employee who is a “covered employee” within the meaning of Section 162(m) if such action would cause the award or any part thereof to not be deductible under the Internal Revenue Code.

9.  Amendments.

The Compensation Committee may not amend or terminate the Plan so as to increase, reduce or eliminate awards under the Plan for any given measurement period retroactively, that is, on any date later than 90 days after the start of the measurement period. The Compensation Committee may amend or terminate the Plan at any time on a prospective basis and/or in any fashion that does not increase, reduce or eliminate awards retroactively. The foregoing notwithstanding, except as required by applicable law, the Compensation Committee shall not have the power to amend the Plan in any fashion that would cause the Plan to fail to qualify as performance-based compensation with respect to any “covered employee” as defined under Section 162(m) or its successor. Without limiting the generality of the foregoing, to the extent it would cause the Plan to fail to qualify as performance-based compensation with respect to any “covered employee” as defined under Section 162(m) or its successor under then applicable law, the Compensation Committee shall not have the power to change the material terms of the performance goals unless (i) the modified performance goals are established by the Compensation Committee no later than 90 days after the start of the applicable measurement period, on or before 25% of the measurement period has elapsed, and while the outcome is substantially uncertain; and (ii) no payments are made under the modified performance goals until after the material terms of the modified performance goals are disclosed to and approved by the Company’s stockholders.

10.  Rule 10b5-1 Trading Plans; Stock Withholding.

It is expected that participants under the Plan will establish or modify stock trading plans under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, to provide for the sale of Company shares and remit to the Company the proceeds to meet the Company’s withholding obligations in connection with stock awards hereunder. To the extent participants fail to establish or modify 10b5-1 plans in accordance with the foregoing, the Company shall at its election either require the participant to pay cash sufficient to meet the withholding obligation or the Company shall withhold the number of shares under a stock award sufficient (based on the fair market value of the Shares) to meet such withholding obligation.

11.  Effect on Employment/Right to Receive.

Employment with the Company and its affiliates is on an at-will basis. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any participant’s employment or service at any time, with or without cause or notice. Furthermore, the Company expressly reserves the right, which may be exercised at any time and without regard to any measurement period, to terminate any individual’s employment with or without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a participant under this Plan. For purposes of this Plan, transfers of employment between the Company and/or its affiliates shall not be deemed a termination of employment. No person shall have the right to be selected to receive a Stock Award under the Plan, or, having been so selected, have the right to receive a future award.

12.  Successors.

All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business or assets of the Company.

13.  Nontransferability of Awards.

No award granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the extent permitted by the Company’s 1997 Stock Incentive Plan, 1999 Stock Incentive Plan, or other equity plan, to the extent an award is payable from such plans. All rights with respect to an award granted under this Plan shall be available during his or her lifetime only to the participant to whom the award under this Plan is granted.

14.  Effectiveness; Prior Plans Superseded.

Upon stockholder approval as described in Section 3, the amended and restated Plan shall be effective for measurement periods beginning on or after November 4, 2005, and shall replace and supersede any prior executive incentive plans.

C/O DANIEL RABAGO 4650 CUSHING PARKWAY, CA-1 FREMONT, CA 94538	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Lam Research Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Lam Research Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	LAMRS1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LAM RESEARCH CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

Vote On Directors		For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee's number on the line below.

1.	01) James W. Bagley; 02) David G. Arscott; 03) Robert M. Berdahl; 04) Richard J. Elkus, Jr.; 05) Jack R. Harris; 06) Grant M. Inman; 07) Stephen G. Newberry; 08) Seiichi Watanabe	☐	☐	☐

Vote On Proposals		For	Against	Abstain

2.	Proposal to approve amendment to the Lam 2004 Executive Incentive Plan.	☐	☐	☐

3.	Proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year 2006.	☐	☐	☐

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appear(s) hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, all such stockholders should sign.)

For address changes and/or comments, please check this box and write them on the back where indicated	☐

Please indicate if you plan to attend this year's annual meeting	☐	☐
	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF
LAM RESEARCH CORPORATION
IN CONJUNCTION WITH THE
2005 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
NOVEMBER 3, 2005

          The undersigned stockholder of LAM RESEARCH CORPORATION, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 3, 2005, and the 2005 Annual Report to Stockholders, and hereby appoints Stephen G. Newberry and George M. Schisler, Jr., or either of them, proxy holders and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Stockholders of LAM RESEARCH CORPORATION to be held on November 3, 2005 at 11:00 a.m. local time, at the principal executive offices of the Company at 4650 Cushing Parkway, Fremont, California 94538, and for any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

          THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR APPROVAL OF THE AMENDMENT OF THE LAM 2004 EXECUTIVE INCENTIVE PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR AND, AS SAID PROXY HOLDERS DEEM ADVISABLE, ON SUCH OTHER MATTER OR MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments:

(If you noted any address changes/comments above, please mark corresponding box on other side.)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED RETURN-ADDRESSED AND POSTAGE-PAID ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)